COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS PREMIER STATE MUNICIPAL BOND FUND, FLORIDA SERIES
CLASS A SHARES AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX


EXHIBIT A:
                                      DREYFUS
                                      PREMIER
                                      STATE
                                    MUNICIPAL
 PERIOD      LEHMAN BROTHERS        BOND FUND,
                MUNICIPAL         FLORIDA SERIES
              BOND INDEX *        (CLASS A SHARES)

5/28/87                10,000               9,547
4/30/88                10,929              10,986
4/30/89                11,905              12,449
4/30/90                12,762              13,300
4/30/91                14,229              14,949
4/30/92                15,581              16,457
4/30/93                17,553              18,570
4/30/94                17,932              18,967
4/30/95                19,124              20,239
4/30/96                20,644              21,580
4/30/97                22,014              22,602

* Source: Lehman Brothers